LIMITED PARTNERSHIP AGREEMENT

OF

INDIGO ENERGY PARTNERS, LP

a Delaware limited partnership

Dated as of July 7, 2006

INDIGO-ENERGY PARTNERS, LP
LIMITED PARTNERSHIP AGREEMENT

i

ii

LIMITED PARTNERSHIP AGREEMENT

OF

INDIGO-ENERGY PARTNERS, LP

A Delaware Limited Partnership

This LIMITED PARTNERSHIP AGREEMENT (this “Agreement”) of INDIGO-ENERGY PARTNERS, LP, a Delaware limited partnership (the “Partnership”) is made as of this 7th day of July, 2006 by and among Indigo-Energy, Inc., a Nevada corporation, having a principal place of business at 13350 Random Hills Road, Suite 800, Fairfax Virginia 22030, as the managing general partner (the “Managing General Partner”) and those persons who have become parties to this Agreement by affixing their names hereto as limited partners (the “Limited Partners” each a “Limited Partner”) or general partners (the “General Partners” each a “General Partner”) and who elects to invest as a Limited Partner or General Partner.

WITNESSETH:

WHEREAS, the parties hereto desire to join together in partnership, pursuant and subject to the Delaware Uniform Limited Partnership Act (the “Act”) and upon the terms and conditions set forth herein;

NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I
DEFINITIONS

Certain terms used in this Agreement shall have the meanings set forth below:

The term Affiliate shall mean, with respect to the Managing General Partner hereunder, any Associate thereof except for the Partnership and any other Partner who is an Associate thereof solely by reason of his participation as a Partner in the Partnership.

The term Associate, as used herein, shall include with respect to any Partner hereunder, (i) the Partnership, (ii) any other Partner, (iii) any corporation or organization of which such Partner is, directly or indirectly, the beneficial owner of 50% or more of the equity securities thereof having voting control, (iv) any trust or other estate in which such Partner has a substantial beneficial interest or as to which such Partner serves as trustee or in a similar capacity having control, (v) any individual, corporation, organization, trust or other estate which is the beneficial owner of 50% or more of the equity securities of such Partner, (vi) any substantial beneficiary of such Partner, and (vii) any direct ancestor, brother, sister, natural or adopted descendant or spouse of such Partner, or any such relative of such Partner’s spouse.

The term Book Value shall mean, with respect to any Partnership asset, the asset’s book value as carried on the books and records of the Partnership, determined in compliance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv), and more particularly described in Article VII hereof.

The term Capital Account shall mean the capital account established for each Partner and maintained pursuant to the terms of this Agreement in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv).

The term Capital Contribution shall mean, with respect to any Partner, the contribution made by that Partner to the capital of the Partnership in accordance with Article III hereof.

The term Cash Flow shall have the meaning set forth in Section 7.02 hereof.

The term Code shall mean the Internal Revenue Code of 1986, as amended.

The term “Company” shall mean Indigo-Energy, Inc., a Nevada corporation that is the Managing General Partner of the Partnership.

The term “Common Stock” shall mean the common stock of the Company, par value $.001 per share.

The term “Company Capital Contribution shall have the meaning set forth in Section 3.07.

The term Conversion Option shall mean the right of the Managing General Partner to convert all of the interests of the Participant General Partners to that of Limited Partners, in accordance with the provisions of Article XII hereof.

The term Depreciation shall mean, for each fiscal year or other period, the depreciation, amortization or other cost recovery expense determined pursuant to Section 7.03 hereof.

The term Drilling and Operating Agreement shall mean those certain Drilling and Operating Agreements, substantially in the form of Exhibit A attached hereto, to be entered into by the Partnership and the individual Operators named therein with HUB as advisor to the Partnership, relating to drilling and completion, operation and management of new wells developed by or existing wells acquired by the Partnership.

The term General Partner shall mean the Managing General Partner or any of the Participant General Partners.

The term General Partners shall mean the Managing General Partner and the Participant General Partners, collectively.

The term Gross Fair Market Value shall mean the agreed fair market value of an asset determined without taking into account any liabilities which are secured by such asset or which are otherwise associated with such an asset.

The term “HUB” shall mean HUB Energy, LLC in its capacity as advisor to the Partnership.

The term Indigo shall mean Indigo-Energy, Inc., a Nevada corporation that is the Managing General Partner of the Partnership.

The term IDCs shall mean all expenditures made with respect to any well prior to the establishment of production in commercial quantities for wages, fuel, repairs, hauling, supplies and other costs and expenses incident to and necessary for the drilling or recompletion of such well and the preparation thereof for the production of oil and gas which are currently deductible pursuant to the Code, including the expense of plugging and abandoning any well prior to a completion attempt.

The term Limited Partner shall mean (i) any party who has executed a Subscription Agreement and acquired Units of interest in the Partnership as a Limited Partner, (ii) any Participant General Partner whose interest as a Participant General Partner has been converted into an interest as a Limited Partner pursuant to Article XII hereof, and (iii) any substituted Limited Partner as provided in Article XI hereof. The term Limited Partners shall refer to the then Limited Partners, collectively.

The term Majority in Interest with respect to the Participant Partners shall refer to that number of Participant Partners who collectively hold over 50% of the outstanding Units; with respect to the Participant General Partners shall refer to that number of Participant General Partners who collectively hold over 50% of the outstanding Units of Participant General Partner interests in the Partnership; and with respect to Limited Partners shall refer to that number of Limited Partners who collectively hold over 50% of the outstanding Units of Limited Partner interests in the Partnership.

The term Managing General Partner shall mean Indigo-Energy, Inc., a Nevada corporation or any successor Managing General Partner as provided herein.

The term Minimum Gain shall mean the aggregate amount of gain (of whatever character), computed with respect to each property of the Partnership that secures a Third Party Nonrecourse Liability of the Partnership, that would be recognized by the Partnership if, in a taxable transaction, the Partnership were to dispose of such property in full satisfaction of such Third Party Nonrecourse Liability. The amount of Minimum Gain and the amount of any Partner’s share of Minimum Gain shall be determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

The term Net Book Losses and Net Book Profits shall have the meanings ascribed to such terms in Section 7.03 hereof.

The term Net Fair Market Value shall mean, in connection with the contribution of an asset to the Partnership by a Partner and/or in connection with the distribution of an asset by the Partnership to a Partner, the Gross Fair Market Value of such asset reduced by any liabilities (i) assumed by such Partner or the Partnership, or (ii) subject to which such Partner or the Partnership takes such asset.

The term Nonrecourse Deduction shall mean an allocation of loss and/or expense (or item thereof) attributable to Third Party Nonrecourse Liabilities, determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

The term Operator(s) shall mean the operators under the Drilling and Operating Agreements.

The term Participant General Partner shall mean any party who has executed a Subscription Agreement and acquired an interest in the Partnership as a Participant General Partner and whose name and address is set forth on Schedule 1 attached hereto, and any substituted Participant General Partner as provided in Article XI hereof.

The term Participant General Partners shall refer to the Participant General Partners collectively and shall specifically exclude the Managing General Partner.

The term Participant Partner shall mean any Participant General Partner.

The term Participant Partners shall mean the then current Participant General Partners and Limited Partners, collectively.

The term Partners shall mean the General Partners and the Limited Partners, collectively.

The term Partner Nonrecourse Deduction shall mean an allocation of loss and/or expense (or item thereof) attributable to Partner Nonrecourse Liabilities, determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

The term Partner Nonrecourse Liabilities shall mean liabilities of the Partnership which are nonrecourse debt (as defined in applicable Treasury Regulations, including Treasury Regulation Section 1.704-2) but with respect to which one or more Partners (or the affiliate of any Partner) bears the economic risk of loss (as defined in applicable Treasury Regulations promulgated under Code Section 752).

The term Partner Nonrecourse Liability Minimum Gain shall mean the aggregate amount of gain (of whatever character), computed with respect to each property of the Partnership which secures a Partner Nonrecourse Liability of the Partnership, that would be recognized by the Partnership if, in a taxable transaction, the Partnership were to dispose of such property in full satisfaction of such Partner’s Nonrecourse Liability. The amount of Partner Nonrecourse Liability Minimum Gain and the amount of any Partner’s share of Partner Nonrecourse Liability Minimum Gain shall be determined in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

The term Percentage Interest shall mean, (a) with respect to a Participant Partner, the percentage obtained by dividing such Partner’s Capital Contribution by the sum of (a) such Participant’s Capital Contribution, divided by (b) the sum of (i) all Participant Capital Contributions, (ii) the Company Capital Contribution (as defined below), and (iii) the Company’s Common Stock reserved for exercise of the Warrants. The aggregate Percentage Interests of all Participants will depend on the final amount of the Company Capital Contribution.

The term Registered Office shall mean that office registered with the Pennsylvania Department of State selected and maintained by the Managing General Partner.

The terms Simulated Basis and Simulated Depletion shall have the meanings ascribed thereto in Section 7.03(g) hereof.

The term Simulated Gain or Simulated Loss shall have the meanings ascribed thereto in Section 7.03(g) hereof.

The term Subscription Agreement shall mean the Subscription Agreement pursuant to which a General Partner or a Limited Partner has acquired Units.

The term Subscription Documents shall mean the Prospective Purchaser Questionnaire, Purchaser Representative Questionnaire (if applicable), Subscription Agreement, Certificate of Limited Partnership Signature Page and the signature page to the Agreement.

The terms Tangible Drilling and Completion Costs or TDCs shall mean all costs of equipment, parts and items of hardware used in drilling and completing a well, and those items necessary to deliver acceptable oil and gas production to purchasers to the extent installed downstream from the wellhead of any well and which are required to be capitalized pursuant to applicable provisions of the Code.

The term Third Party Nonrecourse Liabilities shall mean liabilities of the Partnership which are nonrecourse debt (as defined in applicable Treasury Regulations, including Treasury Regulation Section 1.704-2) and which are not Partner Nonrecourse Liabilities.

The term Total Minimum Gain shall mean the aggregate of the Minimum Gain and the Partner Nonrecourse Liability Minimum Gain.

The term Treasury Regulations shall mean any applicable regulations promulgated under the Code.

The term Unit shall mean a partnership interest in the Partnership representing a Capital Contribution to the Partnership as set forth in Article III hereof.

The term Well shall mean, for the purpose of the Program, a shallow natural gas well drilled or Recompleted in the Upper Devonian sand formations in Pennsylvania, West Virginia, Kentucky and Illinois in a previously discovered field known or believed to be productive.

The term Warrant shall mean warrants issued by the Company to the Participant Partners exercisable for shares of the Company’s Common Stock.

ARTICLE II
FORMATION, NAME, OFFICES AND PURPOSES

Section 2.01.  Formation. The parties hereto hereby form the Partnership under the Act, which Partnership shall take effect upon the filing of a Certificate of Limited Partnership with the Secretary of State of the State of Delaware.

Section 2.02.  Name. The name of the Partnership shall be INDIGO-ENERGY PARTNERS, LP.

Section 2.03.  Offices. The principal office and Registered Office (as defined in the Act) of the Partnership shall be in care of the Managing General Partner, 13350 Random Hills Road, Suite 800, Fairfax Virginia 22030. The Partnership may have such additional offices as the Managing General Partner, in its sole discretion, shall deem advisable. The Managing General Partner may change the principal office of the Partnership and the Registered Office, in its sole discretion, in accordance with the Act.

Section 2.04.  Character of Business. The principal business of the Partnership shall be to acquire leasehold and other interests in gas properties located in Pennsylvania, West Virginia, Kentucky and Illinois to explore for and develop gas located in, on, or under such properties, to acquire existing gas wells, to produce and market any commercial quantities of gas so developed, and to engage in any and all phases of the oil and gas business including the doing of any and all acts and things incident thereto or connected therewith.

ARTICLE III
CAPITAL

Section 3.01.  Capital Contributions. This Agreement contemplates that the Partners will make substantial cash and other property contributions to the Partnership in exchange for their respective interests in the Partnership. The Partners shall contribute to the capital of the Partnership as their initial Capital Contribution the sums and property set forth on Schedule 1 to this Agreement. Pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(d), the Book Value of any property contributed to the Partnership by the Partners as all or a portion of their initial Capital Contribution shall reflect the agreed fair market value of such property on the date of its contribution to the Partnership. Each Partner’s contribution to the Partnership shall be reflected in such Partner’s respective Capital Account in the amount set forth next to such Partner’s name on Schedule 1 to this Agreement.

Section 3.02.  Withdrawals from Capital Accounts. No Partner shall be entitled to receive interest on or to withdraw any amount from such Partner’s Capital Account other than as expressly provided herein.

Section 3.03.  Capital Accounts. A Capital Account shall be established and maintained for each Partner in compliance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv). In general, such Capital Accounts shall be maintained as follows:

(a) General Rules. Each Partner’s Capital Account shall be (i) credited with the amount of money contributed by such Partner to the Partnership, (ii) credited or debited, as the case may be, with such Partner’s allocation of income, gain, loss and expense made to such Partner pursuant to the terms of this Agreement, and (iii) debited with the amount of cash and the Net Fair Market Value of such property distributed to such Partner pursuant to the terms of this Agreement.

(b) Special Rules. If any Partner’s interest in the Partnership is sold, exchanged or liquidated, the following special rules shall apply when determining the Capital Account balances of any new or remaining Partners:

(i) If such sale or exchange (together with such other sales or exchanges of interests in the Partnership as occur during any relevant time period) causes a termination of the Partnership within the meaning of Code Section 708(b)(1)(B), the Capital Accounts of the Partnership shall be redetermined in accordance with applicable Treasury Regulations, including Treasury Regulation Section 1.708-1(b)(1)(iv) and credited with the fair market value of property contributed by such Partner to the Partnership (net of liabilities secured by such contributed property that the Partnership is considered to assume or take subject to under Code Section 752).

(ii) If such sale or exchange does not cause a termination of the Partnership within the meaning of Code Section 708(b)(1)(B) and if the Partnership has in effect at the time of such sale or exchange an election under Code Section 754, the Capital Account of the selling or exchanging Partner shall be carried over to the transferee Partner, and there shall not be made to the Capital Account of the Partner who receives the special tax basis adjustment under Code Section 743 a corresponding adjustment except to the extent such a special tax basis adjustment would be reflected in a Partner’s respective Capital Account pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(m).

(iii) If such sale or exchange is not described in clause (i) or (ii) of this paragraph (b), the Capital Account of the selling or exchanging Partner shall be carried over to the transferee Partner.

(iv) If a Partner’s interest in the Partnership is redeemed by the Partnership through a distribution in complete liquidation of such interest, except as provided in paragraph (a) of this Section, the Capital Accounts of the remaining Partners shall be adjusted only to the extent required by applicable Treasury Regulations, including Treasury Regulation Section 1.704-(1)(b)(2)(iv)(m).

Section 3.04.  Determination of and Adjustments to Book Value and Capital Accounts. When determining the Book Value of the assets of the Partnership and the appropriate balances in each Partner’s respective Capital Account resulting from any adjustments to such Book Value, in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-(1)(b)(2)(iv), the following accounting rules shall apply:

(a) The initial Book Value of any asset contributed by a Partner to the Partnership shall be its Gross Fair Market Value on the date of contribution.

(b) The Book Value of all Partnership assets may, in the sole discretion of the Managing General Partner, be adjusted to equal their respective Gross Fair Market Values, as of the following times:

(i) the acquisition of an interest (including an additional interest) in the Partnership by any new or existing Partner in exchange for more than a de minimis capital contribution to the Partnership if the Managing General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners with respect to the Partnership.

(ii) the distribution by the Partnership to a Partner of more than a de minimis amount of money or other Partnership property if the Managing General Partner determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners with respect to the Partnership.

(iii) the liquidation of the Partnership within the meaning of applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(ii)(g); or

(iv) the occurrence of any other event (including, without limitation, a refinancing of any property of the Partnership) if the Managing General Partner determines that such adjustment is necessary or appropriate to reflect the economic interests of the Partners with respect to the Partnership and is not prevented by applicable Treasury Regulations.

(c) The Book Value of any Partnership asset distributed to any Partner shall be adjusted to equal its Gross Fair Market Value on the date of such distribution.

(d) The Book Value of Partnership assets shall not be increased or decreased to reflect any adjustments to the adjusted tax basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), except to the extent that such adjustments are taken into account in determining and maintaining capital accounts pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Value shall not be adjusted pursuant to this provision to the extent that such adjustment was previously reflected in the Book Value of the Partnership’s assets.

(e) If the Book Value of an asset has been determined or adjusted pursuant to the foregoing provisions of this Section, such Book Value shall thereafter be reduced by the Depreciation taken into account with respect to such asset for purposes of computing the Net Book Profits and the Net Book Losses of the Partnership pursuant to the terms of this Agreement.

Section 3.05.  Additional Capital Contributions. Except as specifically provided for in this Agreement, no Partner shall be obligated to make any additional capital contributions to the Partnership; and unless specifically consented to by the affected Partner, no Partner’s respective interest in the Partnership shall be diluted as the result of any additional capital contributions made to the Partnership by any other Partner.

Section 3.06.  Partnership Borrowings. In the event that at any time or from time to time during the term hereof, the Managing General Partner determines that the Partnership has need of additional funds in excess of the Capital Contributions to the Partnership, for the conduct of the business of the Partnership or the payment of any of its obligations, expenses, costs, liabilities or expenditures, including, but not limited to, operating deficits, the Managing General Partner may, in its sole discretion, borrow such funds for and on behalf of the Partnership, on such terms and conditions as the Managing General Partner shall decide, from commercial banks or other financial institutions or other persons including Partners; provided that the outstanding principal amount of any such borrowing(s) shall not exceed at any one time, in the aggregate, Five Hundred Thousand Dollars ($500,000.00). The Managing General Partner may secure the repayment of such borrowings by mortgage, hypothecation, pledge or other assignment of or arrangement of security interest in all or any part of the property then owned or thereafter acquired by the Partnership. Notwithstanding the foregoing, the Managing General Partner shall have no obligation to lend any funds to the Partnership, though nothing herein contained shall preclude the Managing General Partner from loaning or advancing funds to the Partnership.

Section 3.07.  Capital Contribution of the Company. The Company will (i) pay, or provide for by in-kind contributions to the individual Operators on behalf of the Partnership, one hundred percent (100%) of the Tangible Drilling and Completion Costs, ranging from twenty-five percent (25%) to thirty percent (30%) of the cost of the turnkey price per well (any Tangible Drilling and Completion Costs in excess of such maximum will be paid for or provided by Operators); (ii) provide the leases for the wells, pay all leasehold acquisition costs, provide geologic and exploration services and advance funds to the Partnership as necessary as a result of working capital deficiencies, and (iii) make its contribution to the Program by direct payment to its vendors and subcontractors in its capacity as Managing General Partner (the “Company Capital Contribution”). The magnitude of the Company Capital Contribution will not be known in advance but will be determined by the final amount of the Tangible Drilling and Completion Costs.

ARTICLE IV
PARTICIPATION IN PARTNERSHIP PROPERTY

Section 4.01.  Ownership by Partners of Partnership. Each Partner shall have and own an undivided interest in the Partnership equal to his or her Percentage Interest in the Partnership in accordance with the terms hereof; provided, however, that no Partner shall have any right of partition with respect to any property or assets of the Partnership.

Section 4.02.  Percentage Interest in Partnership. Each Partner’s Percentage Interest in the Partnership will be set forth on Schedule 1 attached hereto, as may be amended from time to time.

Section 4.03.  Limitation on Distributions. Except as expressly provided herein, the Managing General Partner shall make no in-kind distribution of the property of the Partnership to any Partner with respect to his or her interest in the Partnership; and notwithstanding anything contained herein, the Managing General Partner shall make no distributions or take any other action in violation of the Act.

ARTICLE V
MANAGEMENT

Section 5.01.  General Management. Except as otherwise provided herein, the management and control of the day to day operation of the Partnership and the maintenance of the property of the Partnership shall rest exclusively with the Managing General Partner. The Partnership will pay the Managing General Partner a reasonable monthly fee per Developmental Gas Well for administrative and managerial services provided to or for the Partnership. Such fee will be set by the Managing General Partner at its sole judgment and discretion. Such fee is a net fee and the Partnership shall pay the usual and ordinary costs of the business expenses of the Partnership. The Partnership shall pay the Managing General Partner as additional compensation any amounts, which after payment of expenses, remain from the allocations to geological and consulting fees and brokerage fees.

Section 5.02.  Powers of the Managing General Partner. The Managing General Partner is hereby authorized and empowered to carry out and implement any and all of the purposes of the Partnership; and, in that connection, the Managing General Partner, or its authorized agents, shall, except as otherwise expressly provided herein, have all the rights and powers and shall be subject to all the restrictions and liabilities of a partner in a general partnership. In that connection, the powers of the Managing General Partner shall include, but not be limited to, the following:
(a) to engage personnel, attorneys, accountants or such other persons as it may deem necessary or advisable;

(b) to amend this Agreement, subject to Section 6.04(b);

(c) to open, maintain and close bank accounts and to draw checks and other orders for the payment of money;

(d) to execute, on behalf of the Partnership, any and all documents or instruments of any kind required to be executed by the Partnership under this Agreement or which the Managing General Partner may deem appropriate in carrying out the purposes of the Partnership, including without limitation, instruments assigning or conveying leasehold and other interests in oil and gas properties (including existing wells) to the Partnership, the Drilling and Operating Agreement, the Operating Agreement, production sales contracts, hedging contracts and arrangements, applications and other documents relating to price determinations under applicable federal and state laws and regulations, and all other agreements, documents or instruments of any kind or character or amendments thereto;

(e) to make, in its sole discretion, on behalf of the Partnership all decisions required to be made by the Partnership under the Drilling and Operating Agreement, the Operating Agreement and other agreements to which the Partnership is a party;

(f) to make, in its sole discretion or on behalf of the Partnership, all decisions concerning the pricing and marketing of all oil and gas production owned by the Partnership;

(g) to invest any funds of the Partnership not necessary for the operation of the business of the Partnership and not distributed to the Partners in United States Treasury Bills, money market funds, commercial paper, bank certificates of deposit, repurchase agreements and savings and loan certificates;

(h) to take such actions, incur such expenses and make such payments on behalf of the Partnership as may be necessary or advisable in connection with the conduct of the affairs of the Partnership;

(i) to borrow funds in the name and on behalf of the Partnership, and pledge Partnership assets to secure the repayment thereof, as provided in Section 3.06 hereof;

(j) to execute any and all documents and agreements necessary or appropriate to accomplish the Conversion Option, including without limitation, any applicable amendments to this Partnership Agreement and the Certificate of Limited Partnership of the Partnership; and

(k) to ratify and adopt, as acts of the Partnership, the acts of any nominee or designee made in furtherance of the interests of the Partnership.

Section 5.03.  Activity of the Managing General Partner. Although nothing contained herein shall require the Managing General Partner to devote its full time to the conduct of the affairs of the Partnership, the Managing General Partner shall use its best efforts in carrying out and implementing the purposes of the Partnership and shall devote to the conduct of the affairs of the Partnership such time and activity as shall be necessary therefor. Nothing in this Agreement shall preclude the Managing General Partner from engaging, directly or indirectly, as owner, operator or otherwise in other activities for profit, including any oil and gas business for its own account or the organization and management of other business entities formed for the purposes of oil and gas exploration and development, in the geographic area of the Partnership’s operations or elsewhere.

Section 5.04.  Activities of HUB. HUB will act as advisor to the Partnership and advise the Partnership on day to day operations including providing the Partnership with prospects, consisting of drill site acreage subject to any existing title or operating encumbrances or third party agreements affecting the prospects or to which HUB is a party.

Section 5.05.  Transfer of Assets and Other Acts Outside Ordinary Business of the Partnership. Except as provided under Section 3.06, the Managing General Partner shall not voluntarily sell, convey, exchange, mortgage, pledge, hypoth ecate or otherwise transfer a substantial part of the assets of the Partnership (more than 50%) unless it shall have first obtained the written consent of at least a Majority in Interest of the Participant Partners.

Section 5.06.  Insurance Coverage. In addition to the insurance coverage required of the Operator under the Operating Agreement and of the Driller under the Drilling and Operating Agreement, the Managing General Partne
may maintain on behalf of the Partnership and the Participant General Partners such other insurance and in such amounts as it shall deem to be appropriate under the circumstances, including public liability, employment, fire, casualty, liability and property damage insurance; provided, however, that the Managing General Partner shall have no obligation to procure any such insurance. The Managing General Partner shall have no obligation to procure title insurance with respect to the Partnership’s oil and gas properties.

Section 5.07.  Holding of Property. Property owned by the Partnership shall be held in the name of the Partnership. Subject to the provisions of this Article V and the other applicable provisions of this Agreement, the Managing General Partner shall, in its capacity as the Managing General Partner, have the right, power and authority, for and on behalf of the Partnership, to lease, sell, mortgage, convey, refinance, grant easements on or other rights with respect to any property of the Partnership. In no event shall any party dealing with the Managing General Partner with respect to any property of the Partnership, or to whom any such property, or any part thereof, shall be conveyed, contracted to be sold, leased, or mortgaged by the Managing General Partner for and on behalf of the Partnership, be obligated to see that the terms of this Agreement have been complied with, or be obligated to inquire into the necessity or expediency of any act or action of the Managing General Partner, or be obligated or privileged to inquire into any of the terms of this Agreement. Every contract, agreement, deed, mortgage, lease or other instrument or document executed by the Managing General Partner with respect to any property or activity of the Partnership shall be conclusive evidence in favor of any and every person relying thereon or claiming thereunder that (a) at the time or times of the execution and delivery thereof, the Partnership was in full force and effect, (b) such instrument or document was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership and all of the Partners hereof; and (c) the Managing General Partner was duly authorized and empowered to execute and deliver any and every such instrument or document for and on behalf of the Partnership. The manner of holding title to any property of the Partnership, or any part thereof, shall be solely for the convenience of the Partnership; accordingly, no spouse, heir, legal representative, successor or assign of any Partner shall have any right, title or interest in and to any property of the Partnership by reason of the manner in which title shall be held; and all such property shall be treated as property of the Partnership subject to the terms of this Agreement. All Partnership funds and temporary investments shall be held in the name of the Partnership in bank or other appropriate accounts, and shall not be commingled with funds or other property of any Partner or other person or entity.

Section 5.08.  Meetings and Voting. The Managing General Partner or any Participant Partners holding not less than one-third of the Units then outstanding may call a meeting of the Partners for any reasonable time, upon at least five (5) days’ notice to the other Partners. Such meetings shall be for the purpose of receiving the reports of the Managing General Partner provided in Section 9.03 hereof, for taking any action required of the Participant Partners hereunder and for taking any other actions deemed appropriate by the Managing General Partner.

Section 5.09.  No Management Rights. No Participant Partner shall take part in the management of the business of the Partnership or transact any business for or on behalf of the Partnership. No Participant Partner shall have the power to sign for or to bind the Partnership.

Section 5.10.  Transactions with the Partnership. The Managing General Partner, without the written consent of a Majority in Interest of the Participant Partners, shall not:

(a) cause or permit the Partnership to enter into any agreement with itself or any Affiliate which is not in the best interest of and for the benefit of the Partnership or which would be in contravention of the Managing General Partner’s fiduciary obligations to the Partnership, it being recognized, however, that the Partnership intends to enter into the Drilling and Operating Agreements with various Operators and HUB as advisor, and may enter into natural gas gathering and/or sales agreements with an Affiliate or Affiliates of the Managing General Partner, in each case on terms at least as favorable to the Partnership as those offered to third parties;

(b) take any action with respect to the assets or property of the Partnership which does not benefit the Partnership, including utilization of Partnership funds as compensating balances; or

(c) permit the Partnership to make loans to the Managing General Partner or its Affiliates, though the Managing General Partner may make short-term loans to the Partnership on commercially reasonable terms.

ARTICLE VI
RIGHTS AND OBLIGATIONS OF PARTNERS

Section 6.01.  Limitation on Liability. Except to the extent of his or her Capital Contribution, no Limited Partner shall be personally liable for any of the obligations or debts of the Partnership or any of the losses thereof. A Limited Partner may be liable to repay any wrongful distribution of profits to him and may be liable for distributions (with interest thereon) considered to be a return of capital if necessary to satisfy creditors of the Partnership and as otherwise provided in the Act.

Section 6.02.  Liability of General Partners. Except as expressly provided in this Agreement or in the Act, each General Partner shall be liable for the debts, liabilities and obligations of the Partnership, pro rata, in proportion to their respective Percentage Interests, assuming all General Partners have sufficient resources to satisfy their pro rata share of such liabilities. If not, the General Partners may be liable for Partnership obligations in excess of their Percentage Interests.

Section 6.03.  Activity of the Participant Partners. Except as expressly provided in this Agreement or in the Act, the Participant Partners shall take no part in the conduct or control of the Partnership and its business and shall have no right or authority to act for, or bind, the Partnership.

Section 6.04.  Certain Rights. Provided the following does not subject the Limited Partners to unlimited liability pursuant to state law, the Participant Partners shall have, by a vote or the written consent of a Majority in Interest of the Participant Partners and approval of the Managing General Partner, the following rights in addition to those granted elsewhere herein:

(a) The right to approve, prior to sale, the sale of all or substantially all of the assets of the Partnership;

(b) The right to amend this Agreement concerning matters affecting their respective interest in profits, losses, credits and property; and

(c) The right to approve, prior to merger, any merger or consolidation of the Partnership.

Section 6.05.  Examination of Books and Records. A Participant Partner shall, upon giving at least five (5) days’ prior written notice to the Managing General Partner, have the right to examine the books and records of the Partnership during ordinary business hours, including the right to have such examination conducted, at its sole expense by any reasonable number of representatives. Books and records shall include, without limitation, true and full information regarding the financial condition of the Partnership and a copy of the federal, state and local income tax returns for each year of the Partnership. Notwithstanding the foregoing, the Managing General Partner may keep confidential logs, well reports, other drilling data and production information and any other information which the Managing General Partner in good faith believes requires confidentiality for a reasonable period of time.

Section 6.06.  Withdrawal from Partnership. Except as provided herein, no Partner may (a) withdraw from the Partnership prior to the dissolution and winding up of the Partnership without the consent of all of the other Partners, (b) demand or receive property other than cash in return for his or her Capital Contribution, or, (c) except as provided in the Act, have priority over any other Partner as to the return of his or her Capital Contribution or as to profits or distributions hereunder. If a General Partner attempts to withdraw from the Partnership, and such a withdrawal violates this Agreement, the Partnership shall have a cause of action against such General Partner, as provided in the Act, and such General Partner will not be entitled to any indemnification pursuant to Article VIII hereof. Except as otherwise provided herein, no Partner shall be entitled to receive the fair value of his interest in the Partnership prior to the dissolution and winding up of the Partnership.

Section 6.07.  Rights Under the Act. To the extent not otherwise set forth herein and except as modified herein, each Limited Partner shall have all the rights and obligations of a limited partner under the Act.

Section 6.08.  Remedies. In the event any Partner breaches the provisions of this Agreement, the Managing General Partner, on behalf of the Partnership, shall be entitled: (a) to offset any amounts distributable to such Partner pursuant to this Agreement against any damages or expenses resulting from such breach; (b) to bring suit for damages and expenses; (c) require the Partner to reimburse the other Partners for any liabilities incurred as a result thereof; and, (d) if deemed by the Managing General Partner to be in the best interests of the Partnership or the Partners, to sell and convey the Units of such Partner to any individual or legal entity who agrees to assume such breaching Partner’s obligations under this Agreement and who pays a purchase price equal to at least the damages and expenses resulting from such breach in compliance with the conditions set forth in Article XI hereof.

ARTICLE VII
DISTRIBUTIONS OF PROFITS AND LOSSES

Section 7.01.  Distribution of Cash Flow. It is the intention of the Managing General Partner to distribute the Partnership’s Cash Flow at least monthly among the Partners in accordance with the respective Percentage Interests in the Partnership then held by each of them; provided, however, that the Managing General Partner shall have the right, in its sole discretion, to retain such funds in the Partnership as it deems necessary to maintain a reserve fund for anticipated future capital or extraordinary expenditures of the Partnership, including, without limitation, well plugging costs.

Section 7.02.  Definition of Cash Flow. As used herein, the term “Cash Flow” with respect to any period shall mean all cash receipts of the Partnership less all cash disbursements thereof during such period as shown on the books of the Partnership and reduced by such amounts which may be withheld by the Managing General Partner for such anticipated expenditures as the Managing General Partner, in its sole discretion, shall deem to be reasonably necessary or appropriate in the conduct of the business of the Partnership; except, however, that such receipts and disbursements shall not include the following:

(a) receipts and disbursements of Capital Contributions to the Partnership;

(b) receipts and disbursements of proceeds of loans to the Partnership; and

(c) distributions previously made to the Partners by the Partnership in accordance with Section 7.01 hereof; provided, however, that Cash Flow shall include any other funds, including without limitation any amounts previously withheld by the Managing General Partner, which are no longer regarded by the Managing General Partner, in its sole discretion, as reasonably necessary in the conduct of the business of the Partnership.

Section 7.03.  Determination of Net Book Profit and Net Book Losses. For purposes of computing the amount of any items of income, gain, loss or expense to be reflected in the Partners’ Capital Accounts (hereinafter the net of such items being referred to as the “Net Book Profits” or the “Net Book Losses” of the Partnership, the determination, recognition and classification of such items shall be the same as their determination, recognition and classification for Federal income tax purposes, with the following modifications:

(a) Any item of expense attributable to depreciation, amortization or other cost recovery with respect to any asset of the Partnership (hereinafter “Depreciation”) shall be in an amount which bears the same ratio to the Book Value of such asset at the beginning of the applicable period as the Federal income tax deduction for Depreciation with respect to such asset for such applicable period bears to the adjusted tax basis of such asset at the beginning of such period; provided that if the Federal income tax deduction attributable to Depreciation for such applicable period with respect to any asset is zero, the Depreciation with respect to such asset for such applicable period shall be determined with reference to the Book Value of such asset as of the beginning of such applicable period using any reasonable method selected by the Managing General Partner.

(b) Any item of income, gain, loss or expense attributable to the taxable disposition of any property with an adjusted tax basis which is different from the Book Value of such property shall be determined as if the adjusted tax basis of such property as of the date of such disposition were equal in amount to the Book Value of such property.

(c) All expenditures of the Partnership not deductible in computing its taxable income and not properly chargeable to capital account, and any otherwise nondeductible organization and syndication expenses of the Partnership (as described in Code Section 709) shall be treated as Partnership expenses.

(d) Revenue of the Partnership which is exempt from Federal income tax shall be included in the Net Book Profits or the Net Book Losses of the Partnership without regard to the fact that such revenue is not includable in gross income for Federal income tax purposes.

(e) Payments made to any Partner which are treated for Federal income tax purposes as guaranteed payments pursuant to Code Section 707(c) shall be treated as Partnership expenses; provided that such payments shall be treated as capital expenditures of the Partnership to the extent such payments are required to be capitalized under the Code and any applicable Treasury Regulations thereunder.

(f) In the event the Book Value of any Partnership asset is adjusted pursuant to the terms of this Agreement, the amount of such adjustment shall be treated as gain or loss (as appropriate) from a sale of such asset.

(g) The Partnership shall establish records of the aggregate adjusted depletable basis of all Partners in each oil and gas property (as defined in Code Section 614) at the time the property is acquired by the Partnership (the “Simulated Basis”), and shall allocate to each Partner its proportionate share of such basis in accordance with Code Section 613A(c)(7)(D), and such Simulated Basis (as hereinafter defined) for each property shall be adjusted from time to time, in the same manner as if the Simulated Basis was the Partnership’s adjusted basis in such property, to reflect (1) additions to basis and (2) Simulated Depletion as provided in subparagraph (i) below, and the Simulated Basis, as adjusted, shall be utilized to determine simulated gain or simulated loss, as provided in subparagraph (ii) below:

(i) The Partnership shall compute a depletion allowance (“Simulated Depletion”) for each taxable year based on the Simulated Basis, as theretofore adjusted, equal to either the (1) cost depletion or (2) percentage depletion at the rate specified in Code Section 613(A)(c) (but otherwise computed without regard to the limitations which theoretically could apply to less than all the Partners) attributable to each oil or gas property, with the method of depletion, cost or percentage, being determined on a property by property basis in the first Partnership taxable year for which it is relevant for the property, with such treatment being binding for all Partnership taxable years during which the oil and gas property is held by the Partnership, and such Simulated Depletion allowance with respect to each oil or gas property shall be treated as an expense of the Partnership, provided that in no event shall the Partnerships aggregate Simulated Depletion allowances with respect to an oil or gas property exceed the Partnership’s Simulated Basis of such property.

(ii) The Partnership shall compute gain or loss (“Simulated Gain” or “Simulated Loss”) attributable to the sale or other taxable disposition of an oil or gas property by the Partnership based on the difference between the amount realized from the disposition and the Simulated Basis of such property, as theretofore adjusted.

Section 7.04.  Allocation of Net Book Profits and Net Book Losses.

(a) For purposes of maintaining the Capital Accounts of the Partners and determining the rights of the Partners among themselves with respect to the assets of the Partnership, the Net Book Profits or Net Book Loss of the Partnership for each applicable period shall be allocated among the Partners pro rata in proportion to each Partner’s respective Percentage Interest. Each item of such income, gain, loss or expense giving rise to such Net Book Profits or Net Book Losses of the Partnership for such period shall be allocated among the Partners in the same proportion that such Net Book Profits or Net Book Losses of the Partnership for such period are allocated among the Partners.

(b) Notwithstanding anything to the contrary in this Agreement, all IDCs shall be allocated 100% to all Participant General Partners and Limited Partners and all TDCs shall be allocated 100% to the Managing General Partner. The Partnership intends to elect to expense, rather than capitalize, all IDCs.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Simulated Depletion for each oil and gas property for each taxable year shall be allocated to the Partners in the same proportion as such Partners were allocated the Simulated Basis of such property. Upon the taxable disposition of such property, the Simulated Gain shall be allocated to the Partners in proportion to such Partners’ respective Percentage Interests, and the Simulated Loss shall be allocated to the Partners in proportion to such Partners’ allocable share of the total amount realized that represents recovery of the Partnership’s Simulated Basis, in accordance with Treas. Reg. § 1.704-1 (b)(2)(iv)(k)(2).

Section 7.05.  Allocations to Comply With Applicable Treasury Regulations. In order to comply with the provisions of applicable Treasury Regulations, including Treasury Regulation Sections 1.704-1(b) and 1.704-2, the following special allocations of income, gain, loss and expense shall be made notwithstanding any other provision of this Agreement.

(a) Deficit Capital Account Allocations. Subject to the remaining provisions of this Section, in accordance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(2)(ii)(d), no allocation of expenses or losses shall be made pursuant to the terms of this Agreement to the extent such allocation would cause or increase a net deficit balance in a Partner’s Capital Account as of the end of the period to which such allocation relates in excess of any dollar amount of such net deficit balance that such Partner is obligated to restore under this Agreement. Such expenses and losses shall instead be allocated among the other Partners not subject to this limitation in accordance with their relative Percentage Interests. For purposes of this paragraph (a), the following rules shall apply:

(i) each Partner’s net deficit balance in such Partner’s respective Capital Account shall be determined by adding to such Capital Account balance the amount of such Partner’s share (as determined pursuant to Treasury Regulation Section 1.704-2) of the Total Minimum Gain of the Partnership as of the end of the period with respect to which such determination is being made; and

(ii) in determining whether an allocation of loss or expense would cause or increase a net deficit balance in a Partner’s respective Capital Account as of the end of the period to which such allocation relates, the initial balance in such Partner’s respective Capital Account shall be treated as if it reflected an amount equal to the excess of any distributions that, as of the end of such period, reasonably are expected to be made to such Partner in any future period over the Net Book Profits reasonably expected to be allocated to such Partner during (or prior to) the period in which such distributions are expected to be made.

(b) Qualified Income Offset Provision. If a Partner unexpectedly receives an adjustment, allocation or distribution pursuant to this Agreement which causes or increases a net deficit balance in such Partner’s Capital Account as of the end of the period to which such adjustment, allocation or distribution relates in excess of any dollar amount of such net deficit balance that such Partner is obligated to restore pursuant to this Agreement, such Partner will be allocated items of gross income and gain in an amount and manner sufficient to eliminate such net deficit balance as quickly as possible. The rules set forth in subparagraph (a)(i) and (a)(ii) of this Section shall apply for purposes of determining whether any adjustment, allocation or distribution would cause or increase a net deficit balance in any Partner’s Capital Account.

(c) Special Allocations of Nonrecourse Deductions. Notwithstanding any other provision in this Agreement, in compliance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-2, allocations of Nonrecourse Deductions shall be made among the Partners in accordance with their Percentage Interests.

(d) Minimum Gain Chargeback Provision. If there is a net decrease in the Minimum Gain of the Partnership (as determined pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-2) during any period, then each Partner shall be allocated items of gross income and gain in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

(e) Special Allocations of Partner Nonrecourse Deductions. Notwithstanding any other provision in this Agreement, in compliance with applicable Treasury Regulations, including Treasury Regulation Section 1.704-2, allocations of Partner Nonrecourse Deductions shall be made among the Partners in accordance with the ratios in which the Partners (or the affiliates of any Partners) share the economic risk of loss with respect to the Partner Nonrecourse Liabilities to which such Partner Nonrecourse Deductions are attributable.

(f) Partner Nonrecourse Liability Minimum Gain Chargeback Provision. If there is a net decrease in the Partner Nonrecourse Liabilities Minimum Gain (as determined pursuant to applicable Treasury Regulations, including Treasury Regulation Section 1.704-2) during any period, then each Partner shall be allocated items of income and gain in accordance with the provisions of applicable Treasury Regulations, including Treasury Regulation Section 1.704-2.

(g) Subsequent Allocations. Any special allocations of items of income, gain, loss or expense made pursuant to this Section shall be taken into account in computing subsequent allocations of income, gain, loss and expense pursuant to this Agreement, so that the net income of any item of income, gain, loss and expense allocated to each Partner pursuant to this Agreement shall, to the extent possible, be equal to the amount of such items of income, gain, loss and expense that would have been allocated to such Partner pursuant to this Agreement if the special allocations of income, gain, loss or expense required by this Section had not been made.

(h) Interpretation. The provisions of this Section are intended to comply with the provisions of applicable Treasury Regulations, including Treasury Regulation Sections 1.704-1(b)(2) and 1.704-2, and shall be interpreted consistently therewith. If the allocations are not in compliance with the Treasury Regulations, the allocations of profits, losses and items thereof to the Partners shall be modified as deemed necessary by the Managing General Partner to comply with the Treasury Regulations.

Section 7.06.  Federal Income Tax Allocations. The allocations of income, gain, loss and expense made pursuant to the previous Sections are allocations of book income which are made for accounting purposes to determine the respective balances in the Capital Accounts of the Partners and to establish the rights of the Partners among themselves with respect to the assets of the Partnership. These allocations may be different from the allocations among the Partners of the income, gain, loss, deduction, tax preference and tax credits of the Partnership for Federal income tax purposes. Allocations of income, gain, loss, deduction, tax preference and tax credits of the Partnership for Federal income tax purposes for each taxable year shall be made among the Partners as follows:

(a) General Rules Regarding Allocations of Income, Loss, Etc. In general, for Federal income tax purposes, all items of income, gain, loss, deduction, tax credit and tax preference of the Partnership for each taxable year shall be allocated among the Partners in the same manner as the items of income, gain, loss and expense which gave rise to such items of income, gain, loss, deduction, tax credit, and tax preference for Federal income tax purposes are allocated among the Partners pursuant to the terms of this Agreement.

(b) Special Rules Where Tax Basis Differs From Book Value. If the Partnership’s adjusted tax basis for Federal income tax purposes of any of its property differs from the Book Value of such property at the beginning of any taxable year, in determining each Partner’s distributive share of the taxable income or loss (or items thereof) of the Partnership, each item of income, gain, loss or deduction with respect to such property shall be allocated among the Partners in such a manner as will take into account (as required by Code Section 704(c) and any applicable Treasury Regulations thereunder or by other applicable Treasury Regulations, including Treasury Regulation Section 1.704-1(b)(4)(i)) the difference between the adjusted tax basis for Federal income tax purposes of such property and its Book Value, all as of the beginning of such taxable year.

Section 7.07.  Allocation of Taxable Income and Loss and Tax Credits on the Transfer of a Partnership Interest. The items of income, gain, loss, expense, deduction, tax preference and/or tax credit allocable under the terms of this Agreement to any interest in the Partnership which may have been transferred during any period shall be allocated among the persons who were the holders of such interest during such period in a manner which takes into account the varying interests of the Partners in the Partnership during such period, all in accordance with any Treasury Regulations promulgated under Code Section 706(d); provided, that the allocation of gain or loss on the disposition of any property in which the Partnership has a direct or indirect interest shall, to the extent not prohibited under such regulations, be allocated among the Partners who are Partners in the Partnership on the date the event giving rise to such gain or loss occurs in accordance with the provisions of this Agreement otherwise dealing with Federal income tax allocations.

Section 7.08.  Special Tax Audit Allocations. Notwithstanding anything contained in this Agreement to the contrary, in the event that the taxable income of the Partnership for Federal income tax purposes (or any item thereof) is adjusted as the result of an audit by the Internal Revenue Service, the Partners’ Capital Accounts shall be adjusted in a manner which reflects such adjustments as though corresponding book adjustments had been originally reflected in the Net Book Profits or Net Book Losses of the Partnership determined pursuant to the terms of this Agreement.

Section 7.09.  Tax Elections; Tax Reports. The Partnership shall make an election to deduct IDCs currently as an expense on its Federal income tax returns to the full extent permitted by the Code. In the event of the transfer of an interest in the Partnership, or in the event of the distribution of property to any Partner, the Partnership may (but is not required to) file the election contemplated by Section 754 of the Code to cause the basis of the Partnership’s assets to be adjusted for federal income tax purposes as provided by Sections 734 and 743 of the Code. The Managing General Partner shall be the “tax matters partner” as defined in Section 6231 of the Code. Should there be any question or controversy with the Internal Revenue Service or other taxing body involving the Partnership, the tax matters partner shall act as the agent of the Partnership to resolve such question or controversy and may, on behalf of the Partnership, incur any expenses it deems necessary or advisable in the interests of the Partnership in connection with any such question or controversy, including professional fees and the costs of any protest, litigation and/or appeals. The Managing General Partner shall cause the Partnership to deliver to the Partners, no later than ninety (90) days after the end of each fiscal year, K-1 statements necessary for such Partners to prepare their federal, state and local tax returns for such fiscal year.

Section 7.10.  Right to Distributions. A Partner entitled to receive a distribution from the Partnership shall not have the status of, and shall not be entitled to remedies available to, a creditor of the Partnership with respect to such distribution. The Managing General Partner may, but shall not be obligated to, establish from time to time a record date with respect to allocations and distributions by the Partnership.

Section 7.11.  Income Tax Effect. The Partners are aware of the income tax consequences of the allocations made by this Article VII and hereby agree to be bound by the provisions of this Article VII in reporting their shares of Partnership profits and losses for federal income tax purposes.

ARTICLE VIII
LIABILITY; INDEMNIFICATION

Section 8.01.  Liability of General Partners.

(a) The Managing General Partner shall be entitled to indemnification from the Partnership (excluding any obligation of the Managing General Partner to fund Tangible Drilling and Completion Costs), and shall not be liable to the Partnership or any Partner, for any cost, damage, liability or expense (including, without limitation, attorney’s fees) reasonably incurred by the Managing General Partner directly arising out of or in connection with the business of the Partnership or arising from any threatened, pending or completed action by or in the right of the Partnership provided that the Managing General Partner acted in good faith and in a manner reasonably believed to be in, and not opposed to, the best interests of the Partnership; except that the Managing General Partner shall be liable to the Partnership and no indemnification shall be made (i) in the event the conduct of the Managing General Partner, as determined by a court of competent jurisdiction, shall have constituted gross negligence, recklessness, intentional misconduct or criminal wrongdoing or (ii) for losses, liabilities or expenses arising from or out of a final determination of a material violation of federal or state securities laws by the Managing General Partner unless a court of competent jurisdiction finds that indemnification of the settlement and the related costs should be made, provided the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the position of any applicable State securities regulatory authority.

(b) Each Participant General Partner shall be entitled to indemnification from the Partnership, and shall not be liable to the Partnership or any Partner, for any cost, damage, liability, or expense (including, without limitation, attorney’s fees) reasonably incurred by such Participant General Partner directly arising out of or in connection with the business of the Partnership or arising from any threatened, pending or completed action by or in the right of the Partnership provided that such Participant General Partner did not violate Sections 5.08 or 6.03 hereof and acted in good faith and in a manner reasonably believed to be in, and not opposed to, the best interests of the Partnership; except that a Participant General Partner shall be liable to the Partnership and no indemnification shall be made in the event the conduct of such Participant General Partner, as determined by a court of competent jurisdiction, shall have constituted gross negligence, recklessness or willful misconduct or a breach of Sections 5.08 or 6.03 hereof.

(c) The Partnership’s indemnification of the General Partners shall be limited to and recoverable only out of the assets of the Partnership. Any liability of the Partnership shall first be satisfied out of the assets of the Partnership (including the proceeds of any liability insurance which the Partnership may recover therefor). If, however, the assets of the Partnership shall not be sufficient to satisfy any liability thereof, such liability shall be borne by the General Partners, except, however, that the General Partners shall have no liability with respect to any claim for which the creditor has agreed that no Partner has any obligation separate from that of the Partnership.

Section 8.02.  Indemnification of Participant General Partners by Managing General Partner. Each Participant General Partner shall be entitled to indemnification from the Partnership first, then the Managing General Partner for any costs, damages, liabilities or expenses (including but not limited to attorney’s fees) reasonably incurred by such Participant General Partner directly arising out of or in connection with the Partnership to the extent the aggregate of such costs, damages, liabilities or expenses exceed such Participant General Partner’s Capital Contribution; provided, however, that no Participant General Partner shall be entitled to indemnification for liabilities arising from the allocation of the Partnership’s losses and profits under Section 7.04 hereof or from conduct of such Participant General Partner determined by a court of competent jurisdiction to constitute negligence, recklessness or willful misconduct or breach of such Participant General Partner’s obligations under this Agreement (including that set forth in Section 5.08 hereof).

Section 8.03.  Limited Liability of Limited Partners. As provided in Section 6.01 hereof, the liability of each of the Limited Partners in all respects shall, except as provided in the Act, be limited to the Capital Contribution of such Limited Partner.

Section 8.04.  Payment of Expenses. To the extent provided under the Act and Section 8.01(c) hereof, expenses incurred by a General Partner in defending any action or proceeding against which indemnification may be made pursuant to Section 8.01 hereof will be paid by the Partnership in advance of the final disposition of such action or proceeding; provided, however, that such General Partner shall execute a written undertaking promising to repay such amounts advanced if it shall ultimately be determined that such General Partner is not entitled to indemnification by the Partnership.

ARTICLE IX
ACCOUNTING

Section 9.01.  Books and Records.

(a) The Managing General Partner shall keep true, exact and completed books of account in which shall be entered fully and accurately each and every transaction of the Partnership. The books of account shall be kept on the accrual method of accounting unless the Managing General Partner determines in its sole discretion that an alternative method of accounting is appropriate. Said books of account, together with all correspondence, papers and other documents, shall be kept at the principal office of the Partnership as the Managing General Partner shall designate and shall be open to examination by all or any of the Partners in accordance with the provisions of Section 6.05 above. All said accounts, books and other relevant Partnership documents shall be maintained and preserved during the term of the Partnership and for a period of seven years thereafter.

(b) Without limiting the generality of Section 9.01(a) above, the Managing General Partner shall maintain, at the principal office of the Partnership:

(i) a current list of the name and last known business address of each Partner, separately identifying the General Partners (alphabetically) and the Limited Partners (alphabetically);

(ii) a copy of the certificate of Limited Partnership and all certificates of amendment thereto;

(iii) copies of Subscription Agreements executed by the Participant Partners;

(iv) copies of the Partnership’s federal, state and local income tax returns;

(v) a copy of the Partnership Agreement; and

(vi) copies of financial statements of the Partnership for the three most recent years.

(c) Any inspection of Partnership records by a Participant Partner shall be made in accordance with this Agreement and any copies of Partnership records made at the request of a Participant Partner shall be made at the expense of the Partner making such request.

Section 9.02.  Fiscal Year. The fiscal year and the taxable year of the Partnership shall be the calendar year.

Section 9.03.  Annual Financial Reports. Upon its receipt of a request from a Partner, the Managing General Partner shall prepare and transmit to such Partner an unaudited report, which, in the discretion of the Managing General Partner, may be reviewed by a firm of independent public accountants chosen by the Managing General Partner, containing (a) a statement of income of the Partnership showing the results of operations during such year; and (b) a cash-flow statement of the Partnership showing the cash receipts and disbursements of the Partnership during such year and the determination of the Cash Flow of the Partnership with respect to such year. The cash-flow statement shall show separately (i) cash disbursements of the Partnership, if any, other than for operating expenses of the Partnership; (ii) payments by the Partnership of principal, interest or other charges payable to the holder of any loan made to the Partnership; (iii) payments by the Partnership, if any, of taxes based upon or measured by income, and (iv) amounts, if any, reserved by the Managing General Partner.

Section 9.04.  Regulatory Requirements. The Managing General Partner shall prepare or cause to be prepared all such reports, certifications, maps, surveys and other documents as shall be necessary or desirable to satisfy any applicable state or federal regulatory requirements that may relate to the business of the Partnership, including but not limited to applications, reports, and other information relating to price determinations for oil and gas produced by the Partnership.

ARTICLE X
TERM AND DISSOLUTION

Section 10.01.  Term. The term of the Partnership shall commence on the date of this Agreement, or upon the filing of a Certificate of Limited Partnership therefor with the Secretary of State of the State of Delaware in accordance with the Act, whichever is later, and shall continue until July 31, 2016, or until prior dissolution as provided herein.

Section 10.02.  Death or Incapacity of a Participant Partner. The Partnership shall not terminate and dissolve upon the death or legal incapacity of any Participant Partner. Rather, subject to and in accordance with the provisions of Sections 10.03 and 10.04 hereof, the heir, legal representative, successor or assign of such Participant Partner, as the case may be, shall become an assignee of such Participant Partner. Such assignee shall not have the rights of a substituted Participant Partner unless, with the approval of the Managing General Partner, such heir, legal representative, successor or assign shall execute an Addendum to this Agreement, agreeing to be bound by all the terms and conditions hereof and to assume all the obligations of the deceased or incapacitated Participant Partner hereunder.

Section 10.03.  Dissolution. The Partnership shall be dissolved upon the occurrence of any of the following:

(a) The arrival of the termination date stipulated in Section 10.01 hereof;

(b) The sale, abandonment, or disposal by the Partnership of all or substantially all of its assets;

(c) The entry of a final judgment, order or decree of a court of competent jurisdiction adjudicating the Partnership to be a bankrupt, and the expiration of the period, if any, allowed by applicable law in which to appeal therefrom;

(d) The dissolution, resignation or bankruptcy of the Managing General Partner. For purposes of this subsection (d), bankruptcy of the Managing General Partner shall be deemed to have occurred when (i) the Managing General Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or similar law now or hereinafter in effect, (ii) a final and nonappealable order for relief is entered against the Managing General Partner under the federal bankruptcy laws as now or hereinafter in effect, or (iii) the Managing General Partner executes and delivers a general assignment for the benefit of its creditors.);

(e) The affirmative vote or written consent of the Participant Partners holding at least two-thirds (2/3) of the outstanding Units authorizing the termination of the Partnership, subject to the consent of the Managing General Partner; or

(f) the entry of any order of judicial dissolution, if permitted under the Act.

Section 10.04.  Continuation of Partnership Business.

(a) If the Partnership is dissolved pursuant to Section 10.03(d) hereof, such dissolution shall terminate the business of the Partnership unless the Partnership acts to continue the Partnership as follows. For a period of 180 days from such dissolution, the remaining Partners shall have the right to elect, by a declaration in writing executed by a Majority in Interest of such remaining Partners, to reconstitute the Partnership and continue its business, the successor Managing General Partner of which will be the person or entity selected by a Majority in Interest of such remaining Partners. Notwithstanding anything herein to the contrary, the successor Managing General Partner shall, at all times, comply with Section 3.07 hereof.

(b) In the event of a reconstitution of the Partnership hereunder, the former Managing General Partner (if in existence) shall become a successor Limited Partner hereunder with the same Percentage Interest formerly held as Limited Partner (if any) and as General Partner hereunder, except for the interest (if any) assigned by the former Managing General Partner to the successor Managing General Partner pursuant to Section 10.04(a) hereof.

(c) In the event of a reconstitution of the Partnership hereunder, the person or entity that becomes a successor Managing General Partner hereunder shall execute an addendum to this Agreement creating a new Partnership and agreeing to be bound by all the terms and provisions hereof and to assume all the obligations of a Managing General Partner hereunder; provided, however, that nothing contained herein will be interpreted or construed to require any such successor Managing General Partner to assume any liability arising prior to the date on which he, she or it becomes Managing General Partner hereunder or to require the predecessor Managing General Partner to assume any liability (other than as Limited Partner) arising subsequent to the dates on which he, she or it became a Limited Partner.

(d) In the event of a continuation of the Partnership hereunder, the business of the Partnership shall continue and the dissolution shall have no effect thereon.

Section 10.05.  Distribution on Liquidation.

(a) Upon the dissolution of the Partnership by the occurrence of any event described in Section 10.03 hereof without a continuation of the Partnership under Section 10.04 hereof, a person (hereinafter called the “Liquidator”) will be designated within sixty (60) days of such event (in the case of an event described in Section 10.03(d) hereof, by a Majority in Interest of the Participant Partners or by a court of competent jurisdiction, and in the case of any other event described in Section 10.03 hereof, by the Managing General Partner, which can elect to serve as Liquidator), and the Liquidator shall take the following steps:

(i) determine which Partnership assets should be distributed in kind and dispose of all other Partnership assets at the best price obtainable therefor;

(ii) pay all Partnership debts and liabilities and the expenses of liquidation in the order of priority as provided by law, or otherwise make adequate provision therefor (including, without limitation, setting up a reserve therefor);

(iii) determine by independent appraisal the fair market value of the Partnership assets to be distributed in kind and credit or charge to the Capital Account of each of the Partners receiving an in kind distribution the amount that would have been credited or charged to such Partner’s Capital Account if such assets had been sold at their fair market value and the proceeds distributed;

(iv) credit or debit, as the case may be, each Partner’s Capital Account with his or her share of revenues, other income or proceeds and gain, and all costs, expenses and losses (determined in the manner set forth in Article VII), realized or incurred during the taxable year in which the dissolution and termination occurs up through, and including, the date of final distribution, net of all distributions made to such Partner during such taxable year up to, but not including, such date; and

(v) distribute to those Partners who then have positive balances in their Capital Accounts an amount of Partnership assets equivalent to their respective positive balances on the date of distribution or, if the remaining assets in the Partnership are insufficient to make such a distribution, then each such Partner shall receive a proportionate share of the Partnership’s assets equal to the balance of such Partner’s Capital Account divided by the aggregate balance of all Partners’ Capital Accounts.

(b) All liquidating distributions shall be made, and all liabilities of the Partnership shall be discharged, no later than the latest of (i) the end of the taxable year of the Partnership during which the liquidation of the Partnership occurs, (ii) ninety (90) days after the date of such liquidation, or (iii) such longer period as may be permissible under Section 704(b) of the Code and the Regulations promulgated thereunder. Subject to the foregoing sentence, the Liquidator shall ensure that the liquidation of the assets of the Partnership and the discharge of its liabilities proceed in an orderly manner, so as to minimize any possible losses attendant upon the liquidation of the Partnership.

(c) Upon the completion of the liquidation of the Partnership, the Liquidator will furnish each Partner with a report showing the information required under Section 9.03 hereof for the period from the date of the last annual report prepared under Section 9.03 hereof to the date of the final distribution of the proceeds of liquidation of the Partnership and the manner in which the proceeds of liquidation of the Partnership have been distributed.

(d) In the event of liquidation hereunder, each Partner hereby makes, constitutes, and appoints the Liquidator, with full power of substitution, his or her true and lawful attorney for him or her and in his or her name, place, and stead and for his or her use and benefit, to have, with respect to the property and assets of the Partnership, all the powers of the Managing General Partner hereunder, including without limitation those powers set forth in Section 5.02 hereof. To evidence the appointment of the Liquidator as attorney-in-fact for the Partners hereunder, each Partner shall execute, acknowledge, and deliver such other power of attorney or instrument as shall be reasonably requested by the Liquidator. The foregoing grant of authority shall be irrevocable and shall constitute a power coupled with an interest surviving the death or incapacity of each Partner and binding upon the heirs, legal representatives, successors and assigns of each Partner.

(e) No Partner will be liable to the Partnership or to any other Partner for any negative balance in his Capital Account as such Capital Account is constituted immediately prior to the liquidation of the Partnership, except as provided herein or to the extent that such negative balance is attributable to an erroneous overpayment to any Partner or attributable to the breach by such Partner of his obligations under the provisions hereof, or as required by the Act.

(f) The Partnership will terminate when all property owned by the Partnership will have been disposed of and the net proceeds, after satisfaction of liabilities to creditors, will have been distributed among the Partners as aforesaid. The establishment of any reserves in accordance with the provisions of Section 10.05(a) above shall not have the effect of extending the term of the Partnership.

ARTICLE XI
ASSIGNMENTS AND RESIGNATION

Section 11.01.  Transfer or Resignation by the Managing General Partner. Except as provided in this Section and subject to the provisions of Section 10.03(d) hereof, the Managing General Partner shall have no right to transfer its interest as Managing General Partner of the Partnership or, without the prior written consent of all Participant Partners, to resign as Managing General Partner hereunder during the term of the Partnership; provided, however, that the Managing General Partner shall have the right in connection with its present or future financing arrangements to assign, transfer, pledge or hypothecate its rights to receive any distribution or other amounts paid or to be paid the Managing General Partner hereunder.

Section 11.02.  Transfers by Participant Partners.

(a) Except as provided in Section 11.02(b), no Partner may transfer any Units without the prior written consent of the Managing General Partner.

(b) A Participant Partner may transfer his or her Units, in whole or in part, whether by will or intestacy, by inter vivos gift, by sale for consideration, by contribution to capital, by merger or consolidation, by distribution or liquidation or otherwise to any Associate thereof if said transfer meets the requirements of subsections (c), (d) and (e) below.

(c) No inter vivos transfer of a Unit shall be made unless such transfer shall include all of the interest of the transferor in the Partnership or all of the interest of the transferor in at least one Unit.

(d) No transfer shall be made to a minor or incompetent, except in trust or pursuant to the Uniform Gifts to Minors Act.

(e) In the event of a permitted transfer pursuant to the provisions of this Agreement, any transferee shall become only an assignee of a Participant Partner and shall not have the rights of a substituted Participant Partner unless, with the approval of the Managing General Partner, such transferee shall execute an Addendum to this Agreement, agreeing to be bound by all the terms and conditions hereof, and to assume all the obligations of the transferor Participant Partner hereunder. All legal fees, filing costs and other costs and expenses incurred by the Partnership in connection with a proposed transfer shall be borne by the Participant Partner proposing same.

Section 11.03.  Tax Effect of Transfers.

(a) In the case of the transfer of a Partner’s interest in the Partnership pursuant to any provisions hereof at any time other than the end of the fiscal year of the Partnership, the distributive shares of the various items of Partnership income, gains, losses, deductions and credits, as computed for federal income tax purposes, shall, subject to Section 7.07 hereof, be allocated between the transferor and the transferee in the ratio of the number of days in such year before and on and after such transfer; provided, however, that the provisions of this Section 11.03(a) shall not be applicable to the gain or loss from the sale or other disposition of all or any part of the property of the Partnership, any excess insurance or refinancing, or any partial condemnation or grants of easements, rights-of-way and the like which shall be allocated to either the transferor or the transferee on the basis of their ownership on the date thereof or of any distribution of proceeds with respect thereto or any agreement between them.

(b) In the case of the transfer of a Partner’s interest in the Partnership pursuant to any provision hereof, the Partnership may (but is not required to), if requested by the transferee who shall become a substituted Partner hereunder, file the election contemplated by Section 754 of the Code, or the corresponding section of any future tax law, and the regulations promulgated thereunder.

Section 11.04.  Certification by Participant Partners. Each Participant Partner shall provide to the Managing General Partner, upon request, a properly completed and executed Internal Revenue Service Form W-9, Request for Taxpayer Identification Number and Certification (or successor form thereto)

ARTICLE XII
PARTICIPANT GENERAL PARTNER CONVERSION OPTION

Section 12.01.  Conversion Option. The Managing General Partner is specifically authorized to convert, on behalf of the Partnership and each of the Participant General Partners, not less than all of the interests of the Participant General Partners into interests as Limited Partners, without the necessity of obtaining the consent of the Participant General Partners. Notwithstanding the foregoing, the Conversion Option shall not be effective prior to the completion of the drilling of all Wells and shall be effective as of the commencement of the next calendar year. A General Partner whose General Partner interest is converted into a Limited Partner interest shall be treated as a Limited Partner commencing on the effective date of the Conversion Option, which shall include, but shall not be limited to, limited liability as provided in the Act and referenced in Section 6.01 hereof. Such Partner will have the liability of a General Partner until the effective date of the Conversion Option. Upon the Managing General Partner’s exercising the Conversion Option, it shall provide notice thereof to the Participant General Partners, which notice shall include, at a minimum, the effective date of the Conversion, and the Managing General Partner shall be authorized to amend Schedule 1 to reflect such Conversion.

Section 12.02.  Documentation. Pursuant to the authority of the Managing General Partner set forth in Section 5.02 of this Agreement, the Managing General Partner shall execute, file and deliver all documents and agreements, including, without limitation, applicable amendments to this Agreement and the Certificate of Limited Partnership of the Partnership, and shall take such other actions, as are necessary or appropriate to accomplish the Conversion, all such amendments to be effected and such other actions to be taken by the Managing General Partner without the prior approval or consent of the Participant Partners.

ARTICLE XIII
GENERAL PROVISIONS

Section 13.01.  Binding Effect and Benefit. Subject to the provisions of Article XI hereof, this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

Section 13.02.  Certificates. etc. At the expense of the Partnership, the Managing General Partner shall promptly have prepared and executed, and shall arrange for the proper publication and filing of, all legally required fictitious name or other applications, registrations, publications, certificates and affidavits for filing with the proper governmental authorities, including the Certificate of Limited Partnership referred to in Section 10.01 hereof, and any Amended Certificate of Limited Partnership necessitated as the result of any addendum to or amendment of this Agreement.

Section 13.03.  Power of Attorney. Each Participant Partner hereby makes, constitutes and appoints the Managing General Partner (or successor Managing General Partner under Section 10.04(c)), with full power of substitution, his true and lawful attorney for him and in his name, place and stead and for his use and benefit, to sign, acknowledge, file and record the Certificate of Limited Partnership, and any amendments thereto, with the Secretary of State of the State of Delaware and to sign, execute, certify, acknowledge, file and record any other instruments referred to in Section 13.02 hereof or required of the Partnership or Partners by law in Delaware or any other jurisdiction (including the successor Managing General Partner’s execution of the addendum referred to in Section 10.04(c) hereof). The foregoing grant of authority, which shall be irrevocable and shall constitute a power coupled with an interest binding on the heirs, legal representatives, successors and assigns of each Participant Partner, may be exercised by any such attorney-in-fact by, among other methods, listing the name of any Participant Partner along with the names of all other Participant Partners for whom such attorney-in-fact is acting and executing such certificates or other instruments with the single signature of such attorney-in-fact acting for all the Participant Partners whose names are so listed. This power of attorney shall, be durable and shall not be affected by any Participant Partner’s subsequent disability or incapacity or during any period of uncertainty as to the death of any Participant Partner.

Section 13.04.  Partners, Relationships Inter Se. Except as expressly provided herein, nothing herein contained shall be construed to constitute any Partner the agent of any other Partner or in any manner to limit the Partners in the carrying on of their own respective business or activities.

Section 13.05.  Notices, Statements, etc. All notices, statements or other documents which are required or contemplated by this Agreement shall be in writing and shall be either personally served upon the person entitled thereto or mailed, postage prepaid, addressed to such person at his last known mailing address.

Section 13.06.  Waiver of Right to Partition. Each of the Partners irrevocably waives during the term of the Partnership any right that it may have to maintain any action for partition with respect to the property and assets of the Partnership.

Section 13.07.  Integration. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof.

Section 13.08.  Interpretation. As used in this Agreement, any gender shall include any other gender and the plural shall include the singular and the singular shall include the plural wherever appropriate. The titles of the Articles and Sections herein have been inserted as a matter of convenience of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 13.09.  Governing Law: Invalidity. This Agreement shall be interpreted and construed in accordance with the internal laws of the Commonwealth of Pennsylvania. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and the Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

Section 13.10.  Counterparts. The parties hereto may execute this Agreement, and any Subscription Agreement and Additional Signature Pages thereto, in any number of counterparts, each of which, when executed and delivered by the Managing General Partner and the Participant Partners holding all the Units, shall have the force and effect of an original; but all such counterparts shall constitute one and the same instrument.

Section 13.11.  Nature of Interest of Partners. The interest of each Partner in the Partnership is personal property.

Section 13.12.  Waivers. The failure of any party hereto to insist, in any or more instances, on performance of any of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment by any such party of any rights granted hereunder or of the future performance of any such term, covenant or condition, but the obligations of all other parties hereto with respect thereto shall continue in full force and effect.

Section 13.13.  Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any Partner shall not preclude or waive his or her right to use any or all other remedies. Said rights and remedies are given in addition to any other rights such Partner may have by law, statute, ordinance or otherwise.

Section 13.14.  Participant Partner Representations and Warranties. Each Participant Partner represents and warrants to and covenants with the Partnership and each other Partner that he or she is acquiring his or her interest in the Partnership for investment and not with a view to the transfer, resale or distribution thereof and that his or her interest shall not be sold or disposed of in violation of the Securities Act of 1933 or the regulations promulgated by the Securities and Exchange Commission or of applicable state securities laws (which transfer may require, in order to avoid such violation, registering such securities with the Securities and Exchange Commission, and applicable state securities commissions, or the availability of a registration exemption thereto). All warranties and representations made by each Participant Partner in the Subscription Agreement executed in connection with the purchase of Units, and corresponding Purchaser Questionnaire, are incorporated herein as if set forth in full in this Agreement. Each Participant Partner shall indemnify the Partnership and the other Participant Partners against all liabilities, costs and expenses, including, without limitation, attorneys’ fees and court costs, arising as a result of any breach of any warranty or representation made in the Subscription Agreement by him or her or any disposition by him or her of his or her interest in the Partnership in violation hereof.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

THE SECURITIES OFFERED AND PURCHASED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (the “‘33 Act”). THE TRANSFERABILITY AND RESALE OF THE SECURITIES ARE RESTRICTED BY REGULATION D OF THE ‘33 ACT AND BY ADDITIONAL RESTRICTIONS SET FORTH IN THIS AGREEMENT.

IN WITNESS WHEREOF, the Managing General Partner have executed this Agreement of Limited Partnership as of the day and year first above set forth; and the Participant Partners have executed their respective Subscription Agreements and Additional Signature Pages hereto.

MANAGING GENERAL PARTNER:

Indigo-Energy, Inc.,
a Nevada corporation

By: ______________________________
Name: David J. Larson
Title: President

[ADDITIONAL SIGNATURE PAGES TO AGREEMENT OF LIMITED PARTNERSHIP TO FOLLOW]

ADDITIONAL SIGNATURE PAGE TO AGREEMENT OF LIMITED PARTNERSHIP

Indigo-Energy Partners, LP

The undersigned hereby acknowledge(s) that the undersigned has read the Indigo-Energy Partners, LP Agreement of Limited Partnership (the “Agreement”), the form of which is attached to the Confidential Private Placement Memorandum dated July 31, 2006, to which this Additional Signature Page shall be attached and that, by executing this Additional Signature Page the undersigned has agreed to become a Partner of Indigo-Energy Partners, LP in accordance with the provisions thereof upon the acceptance hereof by the Managing General Partner herein below named. The execution of this Additional Signature Page by the undersigned shall constitute the execution of the Agreement by the undersigned as a party thereto.

IN WITNESS WHEREOF, the undersigned has/have duly executed this Additional Signature Page under seal as of the date set forth below:

Date:_________, 2006

WITNESS:		INDIVIDUAL INVESTOR:

(Print Name)		(Print Name)

(Signature)		(Signature)

WITNESS:		CO-PURCHASER

(Print Name)		(Print Name)

(Signature)		(Signature)

OR

ATTEST:	PARTNERSHIP, CORPORATION, TRUST, LIMITED LIABILITY COMPANY, OTHER INVESTOR

(Print Name)	(Print Name of Entity)

By
(Signature)	(Signature)

(Print Name and Title)

SCHEDULE 1

SCHECULE OF PARTNERS
AND PARTNERSHIP INTERESTS

Name and Address	Capital Contribution	Units	Percentage Interest	Partnership Designation
Indigo-Energy, Inc. 13350 Random Hills Road, Suite 800, Fairfax Virginia 22030				Managing General Partner

Exhibit A

Form of Drilling and Operating Agreement